EXHIBIT 99.4

                               Purchase Agreement

     PURCHASE AGREEMENT ("Agreement") dated as of February 1, 2000 by and between James A. Billmaier ("Seller") and Vulcan Ventures, Inc. ("Purchaser"), for the purchase of 100,000 ("Shares") of click2learn.com, inc. ("Issuer").

     In consideration of the mutual covenants and undertakings contained herein and for other good and valuable consideration, the sufficiency of which is acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein without definition shall have the meanings set forth on Annex A hereto.

2. Purchase of the Shares. In reliance upon the representations and warranties of the Purchaser contained in this Agreement and upon and subject to the terms and conditions of this Agreement, the Seller agrees to sell the Shares to the Purchaser. The Purchaser agrees, in reliance upon the representations and warranties of the Seller contained in this Agreement and upon and subject to the terms and conditions of this Agreement, to purchase the Shares on the Closing Date at the Sale Price.

3. Closing and Delivery of Shares. On the Closing Date, the Purchaser shall pay to the Seller and Sale Price by wire transfer of immediately available funds to such account of the Seller as the Seller shall reasonably direct. Seller hereby directs Purchaser to wire the funds to:
___________________________________. Such payment shall be made against delivery to the Purchaser of the Shares to the offices of the Purchaser or its designee. Also on such date the Purchaser in accordance with the Purchaser's instructions.
4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser, as of the date hereof, that:

         (a) The Seller has legal capacity and full power and authority to execute and deliver this Agreement and the Shares and to undertake and perform his obligations hereunder and thereunder, and this Agreement is a legal, valid, binding and enforceable obligation of the Seller (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally).

         (b) The execution, delivery and performance of this Agreement by the Seller of this Agreement, the compliance with the terms of this Agreement and the consummation of the transaction contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency, (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under the Seller's organizational documents or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Seller is a party or by which the Seller or any of its/his/her property is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Seller or any property of the Seller.

         (c) Immediately prior to the transfer of the Shares to the Purchaser, the Seller is the legal and beneficial owner of, and has good and marketable title to, the Shares.

         (d) The  Shares  are not  subject to (i) any  pledge,  lien,  mortgage, hypothecation, security interest, charge, option, or any agreement purporting to grant such an encumbrance in the Shares or property or assets of Seller which would include any Shares, or (ii) any contractual restriction applicable to the Seller on the sale, pledge, transfer or hypothecation of the Shares, except as disclosed in the transfer restrictions on the face of the Shares.

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         (e) To the  knowledge of Seller,  the Shares have been duly  authorized and validly issued, are fully paid and non-assessable, and Seller has the right and all requisite authorities to pledge, assign, grant a security interest in, transfer and deliver the Shares to the Purchaser as provided herein.

         (f) The Seller is not in possession of Material Non-Public Information concerning the business, operations or prospects of the Issuer. The Seller is not restricted from transferring the shares of the Issuer because of any "blackout period" or similar policy of the Issuer or any of its affiliates.

         (g) The Seller is an "Accredited Investor" within the meaning of Rule 501 of the 1933 Act, and has, in connection with the negotiation, execution and delivery of this Agreement (i) the knowledge and sophistication to independently appraise and understand the financial and legal terms and conditions of this Agreement and to assume the economic consequences and risks thereof and has, in fact, done so as a result of arm's length dealings with the Purchaser, (ii) to the extent necessary, consulted with its own independent tax, accounting, financial, legal or other advisors and has made its own investment and trading decisions in connection with this Agreement, based upon its own judgment and the advice of such advisors and not upon any view expressed by the Purchaser; (iii) not relied upon any representations (whether written or oral) of the Purchaser, other than the representations expressly set forth hereunder, and is not in any fiduciary relationship with the Purchaser, it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this Agreement; and (iv) not obtained from the Purchaser (directly or indirectly through any other person) any advice, counsel or assurances as to the expected or projected success, profitability, performance, results or benefit of this Agreement and no communication (written or oral) received from the Purchaser shall be deemed to be an assurance or guarantee as to the expected results of this Agreement.

5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as follows:

         (a) The Purchaser is an "Accredited Investor" within the meaning of Rule 501 of the 1933 Act, and by reason of its business and financial experience the Purchaser has such knowledge, sophistication, and experience in business and financial matters that it is capable of evaluating the merits and risks of the prospective Investment in the Shares and the Purchaser is able to bear the economic risk of such investment.

         (b) The Purchaser is purchasing the Shares for its own account for investment purposes, and not with a view to distribution. The Purchaser will not offer, sell, or deliver at any time, directly or indirectly, the Shares unless the Shares are offered and sold under the applicable exemptions of the 1933 Act.

6. Warranties and Agreements to Continue. Notwithstanding anything herein to the contrary, the respective representations, warranties, and agreements of the Seller and the Purchaser contained in this Agreement shall survive the delivery of and payment for the Shares.

7. Notices. Any notice or communication in respect to this Agreement will be sufficiently given to a party if in writing and delivered in person, or by overnight courier or given by facsimile transmission at the address and facsimile number specified on the signature page of this Agreement. A notice or communication will be effective of delivered by hand or sent by overnight courier or facsimile, on the day it is delivered or, in the case of a facsimile, received, or if that day is not a Business Day, or if delivered or received, as applicable, after the close of business on a Business Day, on the first following day that is a Business Day.

8. Assignment. The Seller acknowledges and consents to the assignment of all Purchaser's right, title and interest hereunder.

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IT WITNESS  WHEREOF,  the  parties  hereto  have  executed  and  delivered  this
Agreement as of the date first above written.

VULCAN VENTURES, INC.
as Purchaser


By:                                          Name:        William D. Savoy
                                             Title:       Vice President

Address:                                     110 - 110th Ave. NE, #550
                                             Bellevue, WA 98004

Attention:
Facsimile:                                   (425)453-1985
Telephone:                                   (425)453-1940


JAMES A. BILLMAIER
As Seller


By:
       Name:
       Title:

Address:

Attention:
Facsimile:
Telephone:

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


ANNEX  A

     DEFINITIONS:

          "1993 Act" means the U.S. Securities Act of 1933, as amended.

          "1934 Act" means the U.S. Securities Exchange Act of 1934, as amended.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or obligated by law to be closed.

          "Closing Date" means February 1, 2000.

          "Material Non-Public Information" information for these purposes is any information to which an investor would reasonably attach importance in reaching a decision to buy, sell or hold securities of the issuer of the Shares.

          "Sale Price" means a Dollar amount equal to 85% of the number of Shares multiplied by the average closing price per share of a share of the common stock of the Issuer as reported by Nasdaq on the five trading days immediately preceding the Closing Date.

          "Transfer Agent" means ChaseMellon Shareholder Services LLC.


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